Asset Purchase Agreement

This Asset Purchase Agreement (the "Agreement") is made this 22nd day of January 2004 between MyZipSoft, Inc. located at 8125 Monetary Drive, Suite H5, Riviera Beach, Florida 33404, hereinafter "MZS" and Freedom 4 Wireless, Inc. hereinafter "F4W". F4W's mailing address is Post
Office Box 752, Jupiter, FL 33468-0752.

                                     Recitals

WHEREAS, Pursuant to an Agreement between parties on 11/28/03, MZS is desirous to purchase certain assets of Freedom 4 Wireless, Inc. in order to avail itself of F4W's expertise, background and knowledge of, but not limited to, creative management, spin offs, MESH wireless technology, securities, structuring of joint ventures and acquisitions. MZS is willing to purchase said assets, expertise and technologies and explore business opportunities based upon the terms and conditions herein contained.

WHEREAS, F4W agrees to sell said assets to MZS in accordance with the following terms and conditions and is able to perform pursuant to them:

NOW and THEREFORE, in consideration of the recitals, promises and conditions contained herein, MZS and F4W agree as following:

1)   Acquisition: MZS hereby agrees to:
     Purchase said assets of F4W for 95% of its outstanding shares, which amounts to 49,955,112 after effectuating a reverse split of 20 to 1 resulting in 2,497,756 shares for the pre-acquisition MZS shareholders. F4W will be issued 47,457,356 shares. F4W agrees to buy up all fractional shares from post-reverse shareholders for cash.

     MZS will effectuate the surrender of its total pre-spin off outstanding shares which equates to one hundred (100) shares presently in the name of eCom eCom.com, Inc. along with all corporate records.

     Establish an updated post-acquisition shareholder list with Florida Atlantic Stock Transfer (FAST), which reflects a post spin off from eCom eCom.com, Inc. Date of Record of February 23, 2004.

     Advise regarding marketing programs for growth of existing business and creation of new business opportunities including potential mergers or acquisitions.

2)   MZS hereby agrees to:
     Change the name from MZS to Freedom 4 Wireless, Inc. Also to apply to the American Stock Exchange for listing as soon as it can qualify.

3)   Officers and Directors:
     David J. Panaia, MZS President and sole Director shall resign both offices.

     Barney A. Richmond will be appointed Secretary and a member of the Board of Directors of F4W.

     Harry M. Timmons will be appointed President and a member of the Board of Directors of F4W.

     Richard C. Turner will be appointed Treasurer and a member of the Board of Directors of F4W.

4)   Compensation to Treasurer:
     F4W agrees to compensate the Treasurer as indicated in the American Capital Holdings, Inc. agreement.

5)   Other Conditions:
     A SEC Form 10 and SB-2 registration statement will be filed for the spin off process. All shares will be held in escrow until released by the F4W Board of Directors. This transaction shall close on the receipt of an effective date of the above described SB-2 filing.

     F4W will obtain a new CUSIP number and trading symbol.

6) Notice: Notice pursuant to this agreement shall be considered valid by personal service or depositing in United States Postal Service certified mail to the address heretofore given by the parties. Each party, upon written notice, may change the address of notice.

7) Benefit of Agreement: This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs and successors and assigns.

8) Governing Law: This agreement shall be governed and construed by the Laws of the State of Florida.

9) Assignment: No assignment, in part or whole shall be made of this agreement without the written consent of both parties and should such assignment be made without consent, such assignment will constitute a breach of this agreement.

10) Entire Agreement: This agreement constitutes the entire agreement and may be modified only in writing with concurrence of both parties.

11) Litigation: Upon the event of litigation, the prevailing party shall be entitled to fees and expenses as awarded by a competent jurisdiction from the other party.

In witness whereof, both parties hereby agree to this Agreement this 22nd day of January 2004.

MyZipSoft, Inc.:                           Freedom 4 Wireless, Inc.

BY: /s/ David J. Panaia                    BY: /s/ Barney A. Richmond
   __________________________                 _____________________________
   David J. Panaia, President                 Barney A. Richmond, President